Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FIRST AMENDMENT
TO
RESEARCH COLLABORATION AND LICENSE AGREEMENT

This FIRST AMENDMENT TO RESEARCH COLLABORATION AND LICENSE AGREEMENT (this “First Amendment”) dated as of October 20, 2004, is entered into by and between Merck & Co., Inc. (“MERCK”) and ARENA PHARMACEUTICALS, INC., (“ARENA”) and amends that certain Research Collaboration and License Agreement between MERCK and ARENA, effective as of October 21, 2002 (the “Agreement”).

MERCK and ARENA, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, agree as follows:

1                                         DEFINITIONS AND GENERAL TERMS

1.1                                 All capitalized terms used and not defined in this First Amendment shall have the meaning as set out in the Agreement.

1.2                                 The term “Effective Date of this First Amendment” shall be October 20, 2004.

1.3                                 Except as modified by this First Amendment, the terms of the Agreement shall continue in full force and effect without modification.

1.4                                 Notwithstanding anything else to the contrary in this First Amendment, this First Amendment shall not be effective unless and until the transactions contemplated by the Stock Purchase Agreement dated October 20, 2004, by and between MERCK and ARENA shall have closed.

2                                         ACTIVE COMPOUND DESIGNATION

The Parties hereby designate the compound identified as *********** (and more specifically described in Exhibit 1 to this First Amendment) an “Active Compound”.

3                                         EXCHANGE OF INFORMATION BETWEEN SEPARATE PROGRAMS

The Parties agree that it would be beneficial to both the collaborative Program and the Merck Internal Program (as such program has been previously identified by Merck to Arena) to have useful scientific information flow between the Merck Internal Program and the Program.  Consequently, MERCK shall disclose Merck Internal Program Information (defined in Section 4.2 of this First Amendment) to ARENA.  ARENA shall only be entitled to use such Merck Internal Program Information to conduct the Program research activities assigned to Arena under the Research Plan.  MERCK is entitled to use Program Information and Inventions and Collaboration Information and Inventions in the Merck Internal Program.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS MARKED BY ASTERISKS

4                                         AMENDMENTS TO THE AGREEMENT

As of the Effective Date of this First Amendment, the Parties amend the Agreement as follows:

4.1                                      The definition of “Active Compound” in subsections 1.1(a) and (b) is amended to delete the words “for selectivity, activity and potency in in vitro assays”.

4.2                                      The definition of “Merck Know-How” is deleted in its entirety and replaced with the following:

“1.23                 “Merck Know-How” means: (A) all Merck Internal Program Information (defined below), and (B) all other information, materials (including compounds), and technology, including but not limited to, discoveries, processes, methods, protocols, formulas, data, inventions (including, Merck Program Information and Inventions, and Merck’s rights in Collaborative Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the term of this Agreement are: (a) owned or Controlled by MERCK; (b) not generally known; and (c) are necessary or useful to ARENA in the performance of ARENA’s obligations under the Program, but excluding Merck Patents and Collaboration Patents.  “Merck Internal Program Information” means information, data, materials and know-how developed by MERCK in the course of its research and development activities specific to the Merck Internal Program, which are: (a) owned or Controlled by MERCK; (b) not generally known; and (c) as reasonably determined by MERCK, necessary or useful for the success of the Program, or necessary or useful to ARENA in the performance of ARENA’s obligations under the Program.

4.3                                      The definition of “Program Term” is deleted in its entirety and replaced with the following:

“Program Term” means the period from the Effective Date until the fifth anniversary of the Effective Date, or until such earlier date when the Program is terminated pursuant to Section 2.8, or the Agreement is terminated pursuant to Article VIII.

4.4                                      The following subsection (e) is added to Section 2.2 the Agreement:

“(e)                            From the second anniversary date of the Effective Date until the end of the Program Term, ARENA shall dedicate *********** FTEs to the Program to work directly and exclusively on the Program, and MERCK will provide funding for that number of FTEs at the Annual FTE Rate.  The JRC is entitled to modify the number of ARENA FTEs dedicated to the Program, if such decision is unanimous.  For clarity, Merck shall not be entitled to unilaterally change the number of ARENA FTEs dedicated to the Program and funded by MERCK that would result in a reduction of FTEs.”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS MARKED BY ASTERISKS

4.5                                      The final sentence of Section 2.6, Joint Research Committee, is deleted in its entirety and replaced with the following:

“Notwithstanding and without limiting the foregoing, a Senior Vice President of Merck Research Laboratories is not entitled to (i) make a final decision under this Subsection regarding a change in the number of ARENA FTEs dedicated to the Program and funded by MERCK that would result in a reduction or an addition of FTEs, (ii) unilaterally amend the Research Plan, (iii) modify the criteria set out in Attachment A, or (iv) make a determination that a compound is not an Active Compound or release an Active Compound from the Program.”

4.6                                      Section 2.8, Early Termination of the Program, is deleted in its entirety and replaced with the following:

“2.8                        Early Termination of the Program.  MERCK is entitled to terminate the Program:

(a)                                  as set out in Article VIII;

(b)                                 for Technical Grounds, at any time upon thirty (30) days prior written notice from MERCK.

(c)                                  in the event of a “Change of Control” (as defined in Section 9.3) of ARENA by giving thirty (30) days advance written notice to ARENA.

In the event of any termination under this Section, MERCK will not be obligated to make any remaining FTE payments for Program activities scheduled to take place after the termination date. ARENA and MERCK shall each continue to use its diligent efforts to perform the activities assigned to it under the Research Plan until the effective date of termination, provided, however, neither ARENA nor MERCK shall have any further obligation to conduct research activities under this Agreement after the effective date of the termination of the Program. For the avoidance of doubt, the JRC must unanimously agree that Technical Grounds have occurred. In the event of a termination of the Program for Technical Grounds under Section 2.8(b), all licenses granted to MERCK under this Agreement become non-exclusive and ARENA is released from its obligation of exclusivity under Section 2.4, and MERCK is released from its obligations under Sections 2.9.3 and 3.3, but not its obligations, if any, under Article V.

4.7                                      The penultimate sentence of Section 4.4 is deleted and replaced with the following:

“Except where and to the extent a Party determines disclosure is required under applicable governing law or regulation, each Party will allow the other Party at least two (2) business days or such other amount of time as is reasonable under the circumstances to review and comment upon any public announcement and press releases.  If a Party determines that applicable governing law or regulation would not allow a two business day review period, the disclosing Party shall notify the other Party of such requirement and use its reasonable commercial efforts to allow the other Party to review and comment upon such announcement in advance of the disclosure.”

4.8                                      Section 5.4.1 (d) is deleted in its entirety and replaced with the following:

“(d)                           Royalty tiers pursuant to Section 5.4.1(a) and Section 5.4.1(b) shall be calculated based on worldwide Net Sales of Products in the Territory, provided that the determination of whether the royalty shall be calculated under Section 5.4.1(a) or Section 5.4.1(b) shall be determined on a country-by-country basis.”

4.9                                      Section 5.4.2 is deleted in its entirety and replaced with the following:

“5.4.2                  Intentionally left blank.”

4.10                                The reference to “Section 2.8(d)” in subsection 8.2(b) is deleted and replaced with “Section 2.8(b)”.

4.11                                The reference to “Section 2.8(e)” in subsection 9.3(b) is deleted and replaced with “Section 2.8(c)”.

4.12                                Attachment A is deleted in its entirety and replaced with the Attachment A to this First Amendment, which is hereby made part of the Agreement.

5                                         RESEARCH PLAN

Immediately following the Effective Date of this First Amendment, the JRC will update the Research Plan to reflect the allocation of ARENA FTEs.  Until further modified by the JRC, the Parties will continue to work under the existing Research Plan to the extent practicable, and, to the extent not practicable, the Research Plan shall mean work carried out to better understand the Targets and to discover Active Compounds and Program Compounds.

IN WITNESS WHEREOF, each of the Parties has caused this First Amendment to be duly executed in the name of and on its behalf, as of the Effective Date of this First Amendment.

	ARENA PHARMACEUTICALS, INC.		MERCK & CO, INC.

By:	/s/ Jack Lief	By:	/s/ Raymond V. Gilmartin
	Name: Jack Lief		Name: Raymond V. Gilmartin
	Title: President & CEO		Title: Chairman, President & CEO

	10/20/2004		10/20/2004

Date

Date

ATTACHMENT A

Active Compound Criteria

Potency: *************************************************************************************************
*************************************************** *********************************************

Selectivity: ***********************************************************************************************
*********************************************************************************************************
**************

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS MARKED BY ASTERISKS

EXHIBIT 1 to FIRST AMENDMENT

[***EXHIBIT 1 TO FIRST AMENDMENT DELETED,
CONFIDENTIAL TREATMENT REQUESTED***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS MARKED BY ASTERISKS